EXHIBIT 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 1, 2008. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of the Stanley Works.

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Domestic Subsidiaries
BAI, Inc.	U.S.A. (Indiana)
Hardware City Associates Limited Partnership	U.S.A. (Connecticut)
HSM Electronic Protection Services, Inc.[1]	U.S.A. (Delaware)
JennCo1, Inc.	U.S.A. (Delaware)
JennCo2, Inc.	U.S.A. (Delaware)
National Manufacturing Co.	U.S.A. (Illinois)
National Manufacturing Co. of Canada, Ltd.	U.S.A. (Illinois)
National Manufacturing Mexico A, LLC	U.S.A. (Delaware)
National Manufacturing Mexico B, LLC	U.S.A. (Delaware)
National Manufacturing Sales Co.	U.S.A. (Illinois)
Sargent & Greenleaf, Inc.	U.S.A. (Indiana)
SecurityCo Solutions, Inc.	U.S.A. (Delaware)
Stanley Access, Inc.	U.S.A. (Delaware)
Stanley Access Technologies LLC	U.S.A. (Delaware)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Funding Corporation *	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, L.L.C.	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
Stanley Supply & Services, Inc.	U.S.A. (Massachusetts)
The Farmington River Power Company	U.S.A. (Connecticut)
The Stanley Works Capital Trust I *	U.S.A. (Delaware)
ZAG USA, Inc.	U.S.A. (Delaware)
International Subsidiaries
African Time Systems Corporation (Proprietary) Limited	South Africa
Alfia Limited	England
Amano Blick International (Europe) Ltd.	England
Beijing Bostitch Fastening Systems Co., Ltd.	China
Besco Hardware Machinery Manufacturing Ltd.	China
Besco Investment Group Co. Ltd.	Cayman Islands
Besco Investment Holdings Ltd.	British Virgin Islands
Besco Pneumatic Corporation	Taiwan

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Blick Dormants Limited	England
Blick France SARL	France
Blick International Systems Limited	England
Blick Ireland Limited	Ireland
Blick Properties S.A. (Proprietary) Limited	South Africa
Blick Software Systems Limited	England
Blick South Africa (Proprietary) Limited	South Africa
Blick Telefusion Communications Limited	England
Bost Garnache Industries S.A.S.	France
Cerfasa S.A. de C.V.	Mexico
Chicago Steel Tape GmbH	Germany
Chiro Tools Holdings B.V.	Netherlands
CST S.r.l.	Italy
Dubuis & Cie S.A.S.	France
Facom Belgie BVBA	Belgium
Facom Gereedschappen B.V.	Netherlands
Facom GmbH	Germany
Facom Herramientas S.r.l.	Spain
Facom Investments Ltd.	United Kingdom
Facom Outillage SARL	Switzerland
Facom S.A.S.	France
Facom Tools Far East Pte. Ltd.	Singapore
Facom Tools Norden ApS	Denmark
Facom Tools Polska Sp. z o.o.	Poland
Facom UK Ltd.	United Kingdom
Fanal S.A. de C.V.	Mexico
Frisco Finance GP Inc.	Canada
Frisco Finance LP	Canada
FT Cannock Group Ltd.	United Kingdom
FT Cannock Ltd.	United Kingdom
GDX Technologies Limited	Scotland
Herramientas Stanley S.A. de C.V.	Mexico
Hlanganani Blick (Proprietary) Limited	South Africa
Investage 9 (Proprietary) Limited	South Africa
Isgus International Limited	England & Wales
Lista Parolai SA	France
Mac Tools Canada Inc.	Canada
Mont-Hard (Canada) Inc.	Canada
Mosley-Stone Limited	United Kingdom
National Manufacturing of Canada Inc.	Canada
PAC International Limited	England
Piole Parolai Equipement S.A.S.	France
Sargent & Greenleaf S.A.	Switzerland
Sielox Security Systems Pty. Ltd.	Australia
Societe D’Exploitation des Establissements Grigoletto	France
Stanley Bostitch GmbH[2]	Germany
Stanley-Bostitch, S.A. de C.V.	Mexico
Stanley-Bostitch Servicios S. de R.L. de C.V.	Mexico

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Stanley Canada Corporation	Canada
Stanley Chiro International Ltd.	Taiwan
Stanley CLP1	Canada
Stanley CLP2	Canada
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, S.A.S.	France
Stanley Europe BVBA	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley European Holdings II B.V.	Netherlands
Stanley Fastening Systems Investment (Taiwan) Co.	Taiwan
Stanley Fastening Systems Poland Sp. z o.o.	Poland
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley France, S.A.S.	France
Stanley France Services, S.A.S.	France
Stanley Iberia S.L.	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp. z o.o.	Poland
Stanley Security Solutions Canada Corp.	Canada
Stanley Security Solutions — Europe Limited	England
Stanley Security Solutions Ltd.	England
Stanley Security Solutions Operations Limited	England
Stanley Svenskas Aktiebolag	Sweden
Stanley Technology Co. Ltd.	China
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tona Holding B.V.	Netherlands
Stanley Tools (NZ) Limited	New Zealand
Stanley Tools, S.A.S.	France
Stanley UK Acquisition Company Limited	England & Wales
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works (Belgium) BVBA	Belgium
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works (India) Private Limited	India
Stanley Works Limited	Thailand
Stanley Works (Malaysia) SDN BHD	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Stichting Beheer Intellectuele Eigendomsrechten Blick Benelux B.V.	Netherlands
STRATEC S.A.S.	France
Suomen Stanley OY	Finland
SWK (U.K.) Holding Limited	England & Wales

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
SWK (UK) Limited	England & Wales
SWK Utensilerie S.r.l.	Italy
TCS Group B.V.	Netherlands
Teletechnicom Holding B.V.	Netherlands
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands
The Stanley Works Japan	Japan
The Stanley Works (Langfang) Fastening Systems Co., Ltd.	China
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Shanghai) Management Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s.	Czech Republic
Top Line Methodes et Concepts SA	France
Tronorsa S.A. de C.V.	Mexico
VIRAX S.A.S.	France
Z.A.G. Industries Ltd.	Israel

1.	Name changed to Stanley Convergent Security Solutions, Inc. in January 2008.

2.	Name changed to Stanley Deutschland GmbH in January 2008.